UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 21, 2020

ALLIED HEALTHCARE PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-19266	25-1370721
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1720 Sublette Avenue, St. Louis, Missouri (Address of principal executive offices)	63110 (Zip Code)

Registrant’s telephone number, including area code
(314) 771-2400

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $.01	AHPI	The NASDAQ Stock Market, LLC

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of New Principal Operating Officer. On September 23, 2020, Allied Healthcare Corporation, Inc. (the “Company”) appointed Joseph F. Ondrus, Jr. as Vice President of Operations. Mr. Ondrus is 63 years old and has over 40 years of experience in engineering, manufacturing and management. Since July 2020 Mr. Ondrus has been employed by the Company in a temporary position as Interim Director of Operations with primary responsibility for production of the Company’s AHP300 ventilator. As Vice President – Operations, Mr. Ondrus will assume broader responsibility the Company’s manufacturing operations.

Prior to that, Mr. Ondrus has recently served in the following corporate positions:

-	2018-2020: Area Manager (VP), Barrett Business Services, Inc., a national business consulting firm. Responsibilities included opening new facility in western United States, training new personnel and building customer base in region.

-	2012-2017: General Manager (Division President), Tramco Inc., a manufacturer of bulk material handling equipment. Responsibilities included global sales, marketing and production operations over facilities in Kansas and the United Kingdom.

Pursuant to the terms of his employment, Mr. Ondrus is entitled to annual compensation of $250,000.00 and a housing allowance of $3,000.00 per month through March 2021. If Mr. Ondrus is terminated prior to March 15, 2021 he is entitled to the payment of compensation and housing allowance for the lesser of two months or the time remaining after such termination through March 15, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLIED HEALTHCARE PRODUCTS, INC.

Date: October 23, 2020	By:	/s/ Daniel C. Dunn
Daniel C. Dunn
Chief Financial Officer